UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement Dated November 3, 2014 and 12% Convertible Promissory Note due November 3, 2015

On November 3, 2014, VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement, (the “SPA”), with Magna Equities II, LLC, an accredited investor (“Magna”), pursuant to which the Company issued and sold to Magna a convertible promissory note, bearing interest at 12% per annum in the principal amount of $67,500. In accordance with the terms of the SPA, the Company expects to issue additional promissory notes with an aggregate principal amount of $162,500 prior to November 30, 2014 (collectively, with the note issued on November 3, 2014, the "November 2014 Notes”) on substantially identical terms. The Company expects to receive net proceeds of approximately $220,000 from the sale of the November 2014 Notes, which would be used for general corporate purposes. In addition, the SPA contemplates the sale of additional notes under the SPA with an aggregate principal amount of $230,000 (the “December 2014 Notes”), contingent upon the Company filing an amendment to its Amended and Restated Certificate of Incorporation to increase the number shares of common stock that the Company is authorized to issue to 10 billion, which requires approval of a majority of the outstanding shares of the Company’s common stock and Series D Preferred Stock (see “Agreements to Convert Director, Officer and Management Liabilities into Equity” below), on an as converted basis. The December 2014 Notes are to be on substantially identical terms to the November 2014 Notes.

Each of the November 2014 Notes and December 2014 Notes will mature approximately one year after its date of issuance, and may be converted in whole or in part into the Company's common stock, at the option of the holder, at a conversion price equal to 60% of the average of the three lowest daily trading prices in the ten trading days prior to the day that the holder requests conversion. Trading price means, as of any date, the lowest trading price on the OTC Pink, or applicable trading market as reported by a reliable reporting service mutually acceptable to the Company and to Magna. However, in no event shall Magna be entitled to convert any portion of the November 2014 Notes if such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of the Company’s common stock, subject to possible adjustment as provided in the November 2014 Notes. In addition, if at any time less than 25% of the original principal amount of promissory notes issued by the company on November 13, 2013 is outstanding, the November 2014 Notes and the December 2014 Notes will be automatically amended to allow Magna an optional conversion price of $0.015 per share.

So long as the Company has not received a notice of conversion from Magna, then at any time until 90 days following the issue date, the Company shall have the right to prepay the outstanding principal on the November 2014 Notes and accrued interest in full with such payment being equal to equal to 150% of the principal and accrued and unpaid interest outstanding.

If, at any time when the November 2014 Notes are outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share based on a variable price formula that is more favorable to Magna in such subsequent placement than the then conversion price in effect for the November 2014 Notes on the date of such issuance (or deemed issuance) of such shares of the Company’s common Stock, the conversion price of the November 2014 Notes shall be adjusted to match the more favorable price or formula.

The terms of the SPA also prohibit the Company from undertaking additional financings through the end of 2014, except that the Company may do one additional financing for which Magna shall have a right of first refusal.

The November 2014 Notes contains certain covenants and restrictions including, among others, that for so long as the notes are outstanding the Company will not incur liens except permitted liens, pay dividends or dispose of certain assets, and that the Company will maintain its listing on an over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the SPA and November 2014 Notes are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Sale and Assignment Agreement Dated October 31, 2014

In conjunction with entering into the SPA with the Company, the Magna entered into a Sale and Assignment Agreement with Hudson Bay Master Fund Ltd. (the “Assignor”), whereby Magna purchased from the Assignor (i) a promissory note issued to the Assignor by the Company on November 13, 2013 with a current principal amount of $129,667 and (ii) a promissory note issued to the Assignor by the Company on May 30, 2014 in the principal amount of $222,330. Under the terms of the Sale and Assignment Agreement, Magna received all of the rights and assumed all of the obligations of the Assignor with respect to these promissory notes. Concurrent with the execution of the Sale and Assignment Agreement, the Company entered into a Joinder Agreement with Magna whereby the Company acknowledged the Magna’s rights under the Sale and Assignment Agreement and that Magna is now a party to the securities purchase agreements entered into by the Company on November 13, 2013 and May 30, 2014.

Effective as of October 31, 2014 and in connection with the foregoing agreements, the Company entered into a Second Amendment Agreement with certain parties to the securities purchase agreement dated November 13, 2013. Under the terms of the Second Amendment Agreement, the holders of certain notes outstanding under the November 13, 2013 securities purchase agreement, with a current aggregate principal amount of approximately $0.7 million, agreed to extend the maturity date of the notes from November 13, 2014 to July 13, 2015.

Agreements to Convert Director, Officer and Management Liabilities into Equity

In connection with the entering into the SPA with Magna, the Company also entered into agreements with Scott Silverman, the Company’s Chief Executive Officer, and Randolph Geissler, the Company’s President, whereby Messrs. Silverman and Geissler agreed to convert amounts owed to them by the Company of $1.4 million and $441,0000, respectively, into a total of 1,841 shares of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). The Series D Preferred Stock issued under this agreement will vest on January 1, 2017. If Mr. Silverman or Mr. Geissler separate from the Company because of a termination for cause or by resigning without good reason, as defined under the terms of their respective employment agreements, then they shall forfeit the shares of Series D Preferred Stock acquired under this agreement. The Series D Preferred Stock will automatically vest upon a change of control event.

Absent a change of control or certain other transformational events, the Series D Preferred Stock will become convertible on January 2, 2017 (immediately after it vests) into shares of the Company’s common stock at a conversion price per share equal to the lesser of the average closing price of the five trading days prior to the date of conversion or $0.0031, which was the closing price of the Company’s common stock on October 31, 2014. The Series D Preferred Stock is entitled to vote along with shares of common stock. The Series D Preferred Stock does not contain “super-voting” provisions; the number of votes that a holder of the Series D Preferred Stock is able to cast is equal to the number of common shares that the Series D Preferred Stock would convert into if it could be converted on the date of issuance. Based on the closing price of the Company’s common stock at October 31, 2014, the Series D Preferred Stock being issued under this agreement is convertible into an aggregate of 593,870,968 shares of common stock, subject to adjustment for stock splits or stock combinations.

The foregoing description of the conversion agreements is a summary and is qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.  The Series D Preferred Stock will rank senior to the Company’s common stock and does not pay dividends. Without the prior written consent of holders holding a majority of the outstanding shares of Series D Preferred Stock, the Company may not issue any preferred stock that is not junior to the Series D Preferred Stock in right of dividends and liquidation.

The forgoing description of the Series D Preferred Stock is qualified in its entirety by the Certificate of Designations of Rights, Preferences and Limitations of Series D Convertible Preferred Stock, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

The notes and preferred stock issued by the Company as described in Item 1.01 were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.01. Changes in Control of Registrant.

As a result of the issuance of the Series D Preferred Stock and the associated conversion of debts to equity, Mr. Silverman, who until June of 2014 held a majority of the outstanding voting securities of the Company, once again holds a majority of the voting securities of the Company. The information contained in Item 1.01 is incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

This current report on Form 8-K contains"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ's ability to raise capital; as well as other risks. Additional information about these and other factors may be described in VeriTeQ's Form 10-K, filed on April 15, 2014 and amended on August 19, 2014, and Forms 10-Q filed on May 14, 2014 and amended on August 20, 2014,and filed on August 20, 2014 and amended on September 17, 2014, and future filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Securities Purchase Agreement dated October 31, 2014

	10.2	Form of Convertible Promissory Note due October 31, 2015

	10.3	Agreement with Scott Silverman to Convert Liabilities into Equity

	10.4	Agreement with Randolph Geissler to Convert Liabilities into Equity

	10.5	Certificate of Designations of Rights, Preferences and Limitations of Series D Convertible Preferred Stock

	10.6	Second Amendment Agreement

	10.7	Second Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: November 4, 2014	/s/ Michael E. Krawitz

Michael E. Krawitz

Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated October 31, 2014

10.2	Form of Convertible Promissory Note due October 31, 2015

10.3	Agreement with Scott Silverman to Convert Liabilities into Equity

10.4	Agreement with Randolph Geissler to Convert Liabilities into Equity

10.5	Certificate of Designations of Rights, Preferences and Limitations of Series D Convertible Preferred Stock

10.6	Second Amendment Agreement

10.7	Second Amendment Agreement